UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . . .28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 6, 2009

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 12, 2009, TriMas Corporation, a Delaware corporation (the “Corporation”), announced its intention to list its common stock, par value $ 0.01 per share, on the NASDAQ Global Market® (“Nasdaq”).  The Corporation expects to begin trading on the Nasdaq on August 24, 2009 and will continue to trade under the stock symbol “TRS.”  On August 12, 2009, the Corporation provided written notice to the New York Stock Exchange (the “NYSE”) that the Corporation expects to voluntarily cease trading on the NYSE, effective August 24, 2009 and intends to transfer its listing to Nasdaq.  The Corporation’s Board of Directors has approved the transfer to Nasdaq.

A copy of the Corporation’s press release related to the transfer of its listing from the NYSE to Nasdaq is attached to this Form 8-K as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press release dated August 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	August 12, 2009	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary